                                                                  EXHIBIT 10.(x)


THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. THIS NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN STOCK PURCHASE AGREEMENT (THE "STOCK PURCHASE AGREEMENT") DATED AS OF APRIL 23, 1999 BY AND AMONG THE MAKER, THE PAYEE AND THE OTHER PARTIES ON THE SIGNATURE PAGE THERETO, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF SECTION 11.07 THEREOF, WHICH PROVIDES UNDER CERTAIN CIRCUMSTANCES, AMONG OTHER MATTERS, FOR OFFSET AGAINST THIS NOTE.

                 5.18% Convertible Subordinated Promissory Note
                              due April  23, 2004
                              -------------------

$5,000,000                                                 New York,
April 23, 1999                                             New York

          Section 1.    Payment.
                        -------

          Section 1.1.  General.  FOR VALUE RECEIVED, Guest Supply, Inc., a New
                        -------
Jersey corporation (the "Maker"), hereby promises to pay to Madhukar Kapadia and Naina Kapadia, as Trustees of The Kapadia Family Trust or to the order of any Permitted Transferee (the "Payee"), at 11062 Winnetka Avenue, Chatsworth, California 91311 (or such other address as the Payee shall from time to time designate in writing to the Maker), the principal sum of Five Million Dollars ($5,000,000), in lawful money of the United States of America. For purposes hereof, the term "Permitted Transferee" shall mean any trustor or beneficiary of The Kapadia Family Trust or any other trust established for the benefit of any trustor or beneficiary (or child thereof) and/or any charitable organization.

          The Maker hereby also promises to pay interest on the unpaid principal amount hereof in like money at such place, from the date hereof until payment of the principal amount hereof has been made in full, at the rate of five and 18/100 percent (5.18%) per annum, payable quarterly on the last day of March, June, September and December each year, commencing on June 30, 1999, which first payment shall include interest accrued from the date hereof.

          Section 1.2.  Principal Payment Due.  Subject to the terms of Section
                        ---------------------
11.07 of the Stock Purchase Agreement, the entire principal amount of this Note together with any accrued and unpaid interest thereon shall be all due and payable on April 23, 2004.

          Section 2.    Conversion and Offset.
                        ---------------------

          (a) The Payee shall have the right at any time after the date hereof and until payment in full of this Note to convert, subject to and in compliance with the terms and provisions hereof, all, but not less than all, of the outstanding principal amount of this Note into the number of shares of Common Stock (as hereinafter defined) equal to the then outstanding principal amount of this Note divided by the Conversion Price (as hereinafter defined). Any outstanding and unpaid interest thereon accrued through the Conversion Date (as hereinafter defined) shall be paid in cash at the time of delivery of certificates representing the Common Stock into which this Note shall be converted. Upon the surrender hereof, accompanied by the Payee's written request in the form attached hereto as Annex A for conversion of this Note (the "Conversion Notice"), the Maker shall issue and deliver to the Payee within twenty (20) business days after the surrender of this Note pursuant hereto, one or more certificates evidencing the shares of Common Stock into which this Note shall be converted. All shares of Common Stock issued upon conversion shall be deemed issued as of the close of business on the Conversion Date. The "Conversion Date" is the date this Note is surrendered for conversion pursuant to this paragraph; provided, however, that if such date is a date on which banks in New York City are generally not open for business, then the Conversion Date shall be the next date on which such banks are open. The term "Common Stock" shall mean the class of stock which, at the date of execution of this Note, is designated common stock, without par value, of the Maker, and stock of any class or classes into which such Common Stock or any such other class may thereafter be changed or reclassified and which has voting powers which are the same as the voting powers of the Common Stock and which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Maker and is entitled to receive distributions in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Maker after payments of all debts and obligations of the Maker and all preferences. The term "Conversion Price" shall mean, as of the date of execution of this Note, $13.275, subject to adjustment as provided herein. In case, by reason of the operation hereof, this Note shall be convertible into any other shares of stock, other securities, property or cash of the Maker or any other corporation, any reference herein to the conversion of this Note shall be deemed to refer to and include conversion of this Note into such other shares, securities, property, or cash.

          (b) It is understood and agreed that, notwithstanding anything to the contrary contained herein, under certain circumstances and upon certain terms and conditions, the Maker has the right under Section 11.07 of the Stock Purchase Agreement to offset against this Note

          (c) The conversion terms shall be subject to adjustment from time to time upon the occurrence of certain events while this Note remains outstanding, as follows:

              (i) If the Maker at any time shall consolidate with or merge into or sell or convey all or substantially all of its assets to any other entity, this Note shall thereafter be convertible into such kind and amount of shares of stock, other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which this Note would have been converted had it been converted immediately prior to such consolidation, merger, sale, or conveyance, subject to adjustments equivalent to the adjustments provided in this Note. In the event of a consolidation or merger of another entity into the Maker in which the Maker is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive, or a change into, as the case may be, shares of stock, other securities, property, cash or any combination thereof) of the shares of Common Stock, this Note shall thereafter be convertible solely into the kind and amount of shares of stock, other securities, property, cash or any combination thereof receivable upon such consolidation or merger by a holder of the number of shares of Common Stock into which this Note would have been converted had it been converted immediately prior to such consolidation or merger. The foregoing provisions shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the adjustment provisions of this Note shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

               (ii) In case the Maker shall (A) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Payee after such time shall be entitled to receive upon surrender hereof for conversion the number of shares of Common Stock which the Payee would have owned or been entitled to receive had this Note been converted immediately prior to such time. Such adjustment shall be made successively whenever any event specified above shall occur. All calculations under this paragraph shall be made to the nearer cent or to the nearer one-hundredth of a share, as the case may be.

               (iii) In case the Maker shall hereafter issue rights or warrants to all holders of its Common Stock entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price then in effect, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of the issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate exercise price of the shares of Common Stock called for by all such rights or warrants would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of the issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. All calculations under this paragraph shall be made to the nearer cent or to the nearer one-hundredth of a share, as the case may be.

               (iv) The Maker agrees that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note. During the period within which this Note may be converted into shares of Common Stock, the Maker shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of this Note in accordance with the terms hereof.

               (v) The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the names of, or in such names as may be directed by, the Payee; provided, however, that the Maker shall not be required to pay any additional tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in names other than that of the Payee.

               (vi) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of this Note. If the conversion of this Note results in a fraction of a share, an amount equal to such fraction multiplied by the then current market value of the Common Stock shall be paid in cash to the Payees by the Maker on or prior to the Conversion Date.

               (vii) The shares of Common Stock issuable by the Maker upon the conversion of this Note shall be issued without compliance with the registration requirements of the Securities Act, and the Payee may be unable to sell its shares of Common Stock except (A) pursuant to an effective registration statement covering the Common Stock pursuant to the Securities Act, (B) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (C) subject to the restrictions contained in Rule 144 under the Securities Act

               (viii) Each certificate representing shares of Common Stock of the Maker issued upon conversion of this Note shall, if applicable, contain upon its face or upon the reverse side thereof a legend to the following effect:

          "The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred in violation of the Act."

          Notwithstanding the foregoing, if the conditions to the applicability of Rule 144(k) under the Securities Act (or its successor) are all satisfied (i) prior to the issuance of such certificates, the Maker shall not place the first sentence of such legend on the certificates, or (ii) after the issuance of such certificates, the Maker shall promptly reissue certificates without the first sentence of such legend upon the request of the Payee or the holder of this Note.

          Section 3.   Subordination.
                       -------------

          Section 3.1  Agreement to Subordinate.  The Maker agrees, and Payee
                       ------------------------
and each other holder of this Note by accepting this Note agrees, that the payment of the principal of and interest hereon is subordinated in right of payment, to the extent and in the manner provided in this Section 3, to the prior payment in full of all Senior Indebtedness (including, without limitation, any interest accruing subsequent to an event specified in clause (b) of Section 4, whether or not such interest is an allowed claim enforceable against the debtor in a case under Bankruptcy Law). The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. As used herein, the term "Senior Indebtedness" means, collectively, the Bank Group Indebtedness and Senior Noteholder Indebtedness. As used herein:

          (a) "Bank Group Agreements" means collectively, the following
               ---------------------
agreements: (i) the Bank Group Credit Agreement, (ii) the "Revolving Credit Notes", the "Letters of Credit" and "Lender Hedge Agreements" (as those terms are defined in the Bank Group Credit Agreement), and (iii) any and all documents, instruments, and agreements executed and delivered in connection therewith;

          (b) "Bank Group Indebtedness" means all debts, liabilities and
               -----------------------
obligations of the Borrower (or any Person constituting the Borrower) to the Bank Group Agent and any of the Banks under the Bank Group Agreements, including, without limitation, the net amount due any Bank under any "Lender Hedge Agreement" and the "Letter of Credit Outstandings " (as such quoted terms are defined in the Bank Group Credit Agreement), whether now existing or hereafter arising, whether direct, indirect, absolute or contingent, or due or to become due, provided that for purposes hereof, the aggregate principal amount of the Revolving Credit Notes issued pursuant to the Bank Group Credit Agreement shall not exceed $35,000,000;

          (c) "Bank Group Credit Agreement" means the Amended and Restated
               ---------------------------
Revolving Credit Agreement among Maker, Guest Packaging, Inc. ("GPI"), Guest Distribution, Inc. ("GDI"), Breckenridge - Remy Co. ("BRC") and Kapadia Enterprises, Inc. ("KEI" and, collectively with Maker, GPI, GDI and BRC, the "Borrower"), as joint and several obligors and PNC Bank, National Association, as agent (in such capacity, the "Bank Group Agent"), and PNC Bank, National Association, First Union National Bank and Fleet Bank, N.A. (collectively, with any other lender which becomes a party thereto, the "Banks" and individually, a "Bank");

          (d) "Make-Whole Amount" has the meaning ascribed thereto in the Senior
               -----------------
Note Purchase Agreements.

          (e) "Senior Noteholder Indebtedness" means all debts, liabilities and
               ------------------------------
obligations of the Borrower (or any Person constituting the Borrower) to the Senior Noteholders under the terms of the Senior Note Purchase Agreements and Senior Notes, whether now existing or hereafter arising, whether direct, indirect, absolute or contingent or due or to become due, provided that for purposes hereof, the aggregate amount of the principal thereof shall not exceed $25,000,000;

          (f) "Senior Note Purchase Agreements" means, collectively, (i) the
               -------------------------------
Note Purchase Agreements dated as of December 3, 1997 by and among GSI, GPI, GDI, BRC and KEI and the Senior Noteholders as amended by Amendment No. 1 to Senior Note Purchase Agreements, and (ii) the Senior Notes and all other documents, instruments, and agreements executed and delivered in connection therewith;

          (g) "Senior Notes" means, collectively, the "Series A Notes", "Series
               ------------
B Notes" and "Series C Notes" as such terms are defined in Schedule B to the Senior Note Purchase Agreements; and

          (h) "Senior Noteholders" means, collectively, J. ROMEO & CO., as
               ------------------
nominee for MONY Life Insurance Company (formerly The Mutual Life Insurance Company of New York), AUER & CO., as nominee for AUSA LIFE INSURANCE COMPANY, INC., GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY and NATIONWIDE LIFE INSURANCE COMPANY and any successor holder of any of the Senior Notes.

          Unless otherwise expressly provided, all references to any agreements, documents or instruments in this Section 3 shall be deemed references to those agreements, documents or instruments as the same may be amended, modified, supplemented, waived or otherwise modified from time to time in accordance with the provisions of those agreements, documents or instruments.

          This Section 3 is intended to be for the benefit of the Banks, the Senior Noteholders and all other persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of, and shall be enforceable directly by, the Banks, the Senior Noteholders and all other holders of Senior Indebtedness.

          Section 3.2  Securities Subordinated to Prior Payment of All Senior
                       ------------------------------------------------------
Indebtedness on Dissolution, Liquidation or Reorganization of the Maker.  Upon
-----------------------------------------------------------------------
any distribution of assets of the Maker (whether cash, securities or other property) to creditors of the Maker in a liquidation or dissolution of the Maker or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Maker or its property:

          (a) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness, including, without limitation, principal, Make-Whole Amounts, and interest (including any interest accruing subsequent to an event specified in clause (b) of Section 4, whether or not such interest is an allowed claim enforceable against the debtor in a case under Bankruptcy Law) to the date of payment on the Senior Indebtedness in cash or cash equivalents before Payee or any other holder of this Note shall be entitled to receive any payment (including, without limitation, any payment into the Escrow Account as contemplated by Section 4 of this Note and Section 11.07 of the Stock Purchase Agreement) of principal of or interest on this Note; and

          (b) until the Senior Indebtedness is paid in full in cash or cash equivalents, any distribution to which Payee or any other holder of this Note would be entitled but for this Section 3 shall be made to holders of Senior Indebtedness as their interests may appear.

          Section 3.3  No Payment on Note in Certain Circumstances.
                       -------------------------------------------

          (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise, all such Senior Indebtedness shall first be paid in full in cash or cash equivalents before any payment (including, without limitation, any payment into the Escrow Account as contemplated by
Section 4 of this Note and Section 11.07 of the Stock Purchase Agreement) is made by the Maker on account of the principal of or interest on this Note and, until the Senior Indebtedness is paid in full in cash or cash equivalents, any distribution to which Payee or any other holder of this Note would be entitled but for this Section 3 shall be made to holders of Senior Indebtedness as their interests may appear.

          (b) The Maker may not pay principal of or interest on this Note (including, without limitation, any payment into the Escrow Account as contemplated by Section 4 of this Note and Section 11.07 of the Stock Purchase Agreement) if:

               (i) a default in any payment of principal, interest, or premium, if any, on Senior Indebtedness occurs and is continuing, or

               (ii) the Maker receives a notice of an event of default other than a payment default under any Senior Indebtedness permitting an acceleration thereof and such default is continuing (it being agreed that the Maker shall give such notice to the Payee promptly following receipt thereof); provided, however, that only one such notice relating to any event of default on Senior Indebtedness may be given pursuant to this
     Section 3.03(b)(2) during any 360-day period; or

               (iii) the maturity of this Note is accelerated.

          Unless otherwise prohibited by this Section 3, the Maker may resume payments on this Note (i) when the default described in clause (1) above is cured or waived, or (ii) the earlier of the date on which the event of default described in clause (2) above is cured or waived or the date which is 179 days after the notice of such default is given.

          Section 3.4.  Acceleration of Securities.  If maturity of this Note is
                        --------------------------
accelerated or Maker receives a notice of default under any Senior Indebtedness, the Maker shall promptly notify the holders of Senior Indebtedness of such acceleration or other notice.

          Section 3.5  When Distribution Must Be Paid Over.   In the event that
                       -----------------------------------
the Maker shall make any payment to Payee or any other holder of this Note on account of the principal of or interest on this Note at a time when such payment is prohibited by Section 3.2 or 3.3, such payment shall be held by the Payee or such holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative (a "Representative"), as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          Section 3.6  Subrogation.  After all Senior Indebtedness is paid in
                       -----------
full and until this Note is paid in full, the Payee or any other holder of this Note shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Payee or any other holder of this Note have been applied to the payment of Senior Indebtedness.

          Section 3.7  Relative Rights.  This Section 3 defines the relative
                       ---------------
rights of Payee and any other holder of this Note and the holders of Senior Indebtedness. Nothing in this Section 3 shall:

          (a) impair, as between the Maker and Payee or any other holder of this Note, the obligation of the Maker to pay principal of and interest on this Note in accordance with its terms;

          (b) affect the relative rights of Payee or any other holder of this Note and creditors of the Maker other than holders of Senior Indebtedness; or

          (c) prevent Payee or any other holder of this Note from exercising its available remedies upon a default or event of default, subject to the rights of holders of Senior Indebtedness to receive distribution otherwise payable to Payee or any other holder of this Note.

          Section 3.8  Subordination May Not Be Impaired by Maker.   No right of
                       ------------------------------------------
any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Maker or by its failure to comply with this Section 3.

          Section 3.9  Distributions.  Whenever a distribution is to be made to
                       -------------
holders of Senior Indebtedness, the distribution may be made and the notice given to PNC Bank, National Association, as Collateral Agent (or any successor Collateral Agent of which the holders of all Senior Indebtedness have given notice to Payee in writing or directly to the holders of all Senior Indebtedness as they shall direct in writing).

          Section 4.  Events of Default and Remedies.  The Payee shall have the
                      ------------------------------
right, without demand or notice, to accelerate this Note and to declare the entire unpaid balance hereof and the obligations evidenced hereby immediately due and payable and to seek and obtain payment of this Note upon the occurrence of any of the following events of default: (a) the Maker fails to pay any installment of principal payable under this Note or interest thereon within twenty (20) days after the due date therefor; provided that, without limiting the terms and conditions of Section 11.07 of the Stock Purchase Agreement, it shall not constitute an event of default hereunder if the Maker exercises its rights of offset under Section 11.07 of the Stock Purchase Agreement, provided that the Maker also complies with all escrow requirements applicable to it set forth in such Section 11.07, or (b) the Maker admits in writing its inability to pay its debts generally as they become due, files a case or petition in bankruptcy or a case or petition to take advantage of any bankruptcy, reorganization or insolvency act, makes an assignment for the benefit of creditors, or consents to the appointment of a receiver for itself or for all or substantially all of its property or, on a petition in bankruptcy filed against it, is adjudicated a bankrupt, which judgment, order or decree shall not be appealed within the permitted time period from the date of entry thereof and subsequently vacated. Upon such declaration by the Payee, the obligations evidenced by this Note shall be immediately due and payable.

          If the indebtedness evidenced by this Note shall not be paid on the date when due (subject to the proviso set forth in clause (a) above), thereafter the unpaid principal balance of such indebtedness shall bear interest at the rate per annum set forth in Section 1.1 above plus 3% until the past due portion of the indebtedness (including all accrued and unpaid interest) is paid, but in no event shall such rate of interest exceed the highest rate permitted by applicable law. The parties hereto agree that the failure timely to make a payment hereunder would cause harm to the Payee, and it is impracticable and extremely difficult to fix the actual damages that would be sustained should the Maker fail timely to make a required payment hereunder. Accordingly, the Maker shall pay to the Payee an amount equal to 5% of any delinquent payment due under this Note as a late payment fee and/or liquidated damages. The parties agree that the foregoing liquidated damages are reasonable considering all the facts and circumstances existing as of the date hereof and constitute the parties' good faith estimate of the actual damages reasonably expected to result from the failure to pay timely.

          In the event of any event of default hereunder, the Maker agrees to pay to the Payee all expenses incurred by the Payee, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Payee in the enforcement and collection of this Note.

          Section 5.  Miscellaneous.
                      -------------

          Section 5.1  Notices.  All communications provided for hereunder shall
                       -------
be in writing and shall be delivered personally or sent by Federal Express or sent by registered or certified mail, postage prepaid, as set forth below:

          If to the Payee:

               c/o Mr. Madhukar Kapadia
               11062 Winnetka Avenue
               Chatsworth, California  91311
               Telecopy No.:  (818) 890-6052

          If to the Maker:

               Guest Supply, Inc.
               4301 U.S. Highway One
               Monmouth Junction, New Jersey 08852
               Attention: President
               Telecopy No.:  (609) 514-7377

or to such other addresses and numbers as any party hereto shall specify to the others in writing. All notices shall be deemed received on the date of delivery, if hand delivered or sent by Federal Express, and five days after the date of mailing, if mailed.

          Section 5.2.  Severability.  If any term or provision of this Note
                        ------------
shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

          Section 5.3.  Captions.  The several captions to sections and
                        --------
subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Note.

          Section 5.4.  Governing Law.  This Note shall be governed by and
                        -------------
construed in accordance with the laws of the State of New Jersey and shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Payee and the Payee's legal representatives and heirs.

                                    *  *  *

                              GUEST SUPPLY, INC.


                              By:/s/ Paul T. Xenis
                                 -----------------
                                 Name:  Paul T. Xenis
                                 Title:  Vice President